UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2005

Learning Tree International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification No.)

6053 West Century Boulevard, Los Angeles, CA	90045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 417-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 6, 2005, Learning Tree International Limited, a wholly owned subsidiary of Learning Tree International, Inc., entered into a facility sublease agreement with Metronet Rail BCV Limited covering 11,500 square feet located at Euston House, 24 Eversholt Street, London NW1 1AD, England. The facility sublease (i) has a ten year term, with a tenant only break after five years, (ii) includes rent of 27.50 Pounds Sterling per square foot, or an aggregate of 316,250 Pounds Sterling (approximately $562,000 US based on currency exchange rates at October 6, 2005) per annum and (iii) includes seven months of free rent.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Learning Tree International, Ltd. - Facility sublease agreement with Metronet Rail BCV Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: October 9, 2005	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht
President and CEO